UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2025 (April 7, 2025)

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35914	46-2279221
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado,	Arkansas		71730-5836
(Address of principal executive offices)			(Zip Code)

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 7, 2025, Murphy USA Inc. (“Murphy USA”) entered into a Refinancing Facility Agreement among Murphy USA, Murphy Oil USA, Inc. (“Murphy Oil USA”), Royal Bank of Canada, as term administrative agent (in such capacity, “RBC”), JPMorgan Chase Bank, N.A., as revolving administrative agent (in such capacity, “JPM”), and the lenders party thereto (the “Refinancing Facility Agreement”), which amends that certain Credit Agreement dated as of January 29, 2021, by and among Murphy USA, Murphy Oil USA, the lenders from time to time party thereto, RBC and JPM.

The Refinancing Facility Agreement provides for a secured term loan in an aggregate principal amount of $600 million (the “Term Facility”) (which was borrowed in full on April 7, 2025) and revolving credit commitments in an aggregate amount equal to $750 million (the “Revolving Facility”, and together with the Term Facility, the “Credit Facilities”).

The Term Facility amortizes in quarterly installments at a rate of 0.25% per annum. Pursuant to the Refinancing Facility Agreement, the applicable margin, (A) in the case of Adjusted SOFR Rate borrowings, (i) with respect to the Revolving Facility, ranges from 1.25% to 2.00% per annum depending on a total debt to EBITDA ratio and (ii) with respect to the Term Facility, is 1.75% per annum and (B) in the case of Alternate Base Rate borrowings (i) with respect to the Revolving Facility, ranges from 0.25% to 1.00% per annum depending on a total debt to EBITDA ratio or (ii) with respect to the Term Facility, is 0.75% per annum.

The Refinancing Facility Agreement contains certain covenants that limit, among other things, the ability of Murphy USA, Murphy Oil USA, and certain of the subsidiaries of Murphy USA to incur additional indebtedness or liens, to make certain investments, to enter into sale-leaseback transactions, to make certain restricted payments, to enter into consolidations, mergers or sales of material assets and other fundamental changes, to transact with affiliates, to enter into agreements restricting the ability of subsidiaries to incur liens or pay dividends, or to make certain accounting changes. The Refinancing Facility Agreement also contains customary events of default.

All obligations under the Refinancing Facility Agreement are guaranteed by Murphy USA, Murphy Oil USA and the subsidiaries of Murphy USA party thereto, and all obligations under the Refinancing Facility Agreement, including the guarantees of those obligations, are secured by certain assets of Murphy USA, Murphy Oil USA and the subsidiaries of Murphy USA party thereto.

The foregoing description of the Refinancing Facility Agreement does not purport to be complete and is qualified in its entirety by the full text of the Refinancing Facility Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
10.1*
Refinancing Facility Agreement, dated as of April 7, 2025, by and among Murphy USA Inc., Murphy Oil USA, Inc., Royal Bank of Canada, as term administrative agent, JPMorgan Chase Bank, N.A., as revolving administrative agent, and the lenders party thereto.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

*Furnished herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date:	April 11, 2025	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President, Chief Accounting Officer and Treasurer